Exhibit 77D: Policies with respect to security investments

Morgan Stanley Variable Investment Series - Global
Infrastructure Portfolio

The Global Infrastructure Portfolio made those changes to its investment strategies described in supplements to its Prospectus and Statement of Additional Information filed via EDGAR with the Securities and Exchange Commission on May 31, 2013 (accession number 0001104659-13-
046056) and incorporated by reference herein.